LINDBLAD EXPEDITIONS HOLDINGS, INC.

NATURAL HABITAT ADVENTURES

MAY 5, 2016



DISCLAIMER

This presentation (including any oral statements transmitted to the recipients of this presentation) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's current expectations about its future operating results, prospects and opportunities. The Company has tried to identify these forward looking statements by using words such as "expect," "anticipate," "potential," "estimate," "plan," "will," "would," "should," "believe" or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other important factors could cause the Company' s actual results, prospects and opportunities to differ materially from those expressed in, or implied by, the forward-looking statements. For a detailed discussion of factors that could affect the Company's future operating results, prospects and opportunities, please see the Company's filings with the SEC, including the disclosures under "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements," which are available at http://www.sec.gov or in the Investor Relations section of the Company's website at http://www.expeditions.com. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.





NEW PLATFORM

Lindblad Acquires 80.1% of Natural Habitat, Inc.

Adds Platform for Land-Based Adventure Travel

$20 Million Investment

natural habitat ADVENTURES

- Leading adventure travel and ecotourism company
- Focus on responsible land-based travel
- Long-term partnership with World Wildlife Fund
- 25% revenue CAGR over last four years
- 86% direct sales; same target demographic as Lindblad

STRATEGIC RATIONALE

PLATFORM FOR SIGNIFICANT GROWTH

- Provides **platform for expansion** into land-based offerings
- Brings **strong, trusted brand** that is complementary to Lindblad
- **Experienced team**, led by founder and President Ben Bressler, will continue to operate the business
- Structure **aligns interests** of Natural Habitat management with Lindblad through retained ownership in Natural Habitat and ownership of Lindblad stock
- Adds valuable relationship with **World Wildlife Fund**
- Opportunity to expand **guest sourcing capabilities**

COMPLEMENTARY BRANDS

EXPANDING LINDBLAD'S EXPEDITION ADVENTURE FOCUS

	Lindblad Expeditions	natural habitat adventures
Expedition Adventure Focus	✓ (Ship-based)	✓ (Land-based)
Attractive Target Demographic	Affluent Average Age: 57	Affluent Average Age: 57
% Repeat Travelers	37%	35%
% Direct Sales	43%	86%
Strategic Partner	National Geographic	World Wildlife Fund
Founder and President	Sven Lindblad in 1979	Ben Bressler in 1985

TRANSACTION OVERVIEW

- Lindblad Expeditions has acquired 80.1% of Natural Habitat, Inc. from Gaiam, Inc. (NASDAQ: GAIA), a leading brand focused on wellness and fitness, and Ben Bressler, Founder and President of Natural Habitat
- Purchase price for the 80.1% interest is approximately $20 million[1]
- The company had no debt and approximately $5 million in cash at closing
- Mr. Bressler will retain an ownership interest of 19.9% in Natural Habitat and will continue as President of the new subsidiary[2]



(1) Gaiam's 51% ownership interest in Natural Habitat was acquired for $14.9 million in cash, while the shares acquired from Mr. Bressler were purchased through a combination of $2.0 million in cash, Lindblad stock valued at $2.65 million and a $2.5 million seller note.
(2) The remaining 19.9% interest is subject to an arrangement providing for put/call rights that generally cannot be exercised, with certain exceptions, until 2020.

NATURAL HABITAT OVERVIEW



NATURAL HABITAT

COMPANY HIGHLIGHTS

- A nature-focused conservation and adventure travel provider with mostly land-based offerings around the world
- Adventures include world-class polar bear tours in Churchill, Canada, Alaskan grizzly bear tours, small-group Galápagos tours and African safaris
- 2015 revenue of $41 million, EBITDA of $3.7 million and net income of $1.5 million
- 25% revenue CAGR over the last four years
- Partnership with the World Wildlife Fund since 2003
- Numerous awards including:

FOUNDER & PRESIDENT

Ben Bressler founded Natural Habitat in 1985 and still leads the company. He has grown the company into a leader in worldwide nature and conservation travel under the premise that a meaningful adventure is far more rewarding than just another fine meal and a fancy hotel room.





EXPLORE THE WORLD

WILDLIFE FOCUSED ADVENTURES AROUND THE GLOBE


CENTRAL AMERICA


AFRICA


CANADA


GALAPAGOS


ANTARCTICA


U.S. NATIONAL PARKS


CHINA


INDIA


ARCTIC


ALASKA


PERU


MEXICO

UNIQUE ITINERARIES

IMMERSIVE NATURE AND WILDLIFE ADVENTURES

- Access to private wildlife reserves, remote corners of national parks, and distinctive lodges and camps for best wildlife viewing
- Smallest groups, average of 8 to 9 guests
- Exciting accommodations in secluded locations as close to nature as possible
- Small, comfortable vehicles carefully chosen for the terrain
- Award-winning expedition leaders trained by World Wildlife Fund
- Itineraries run from 6 to 25 days, with an average of 9.6 days
- Trip prices range from $2,895 to $24,995, with an average of ~$8,500



CLASSIC POLAR BEAR ADVENTURE

- Small group
- Unique access to area with world's greatest concentration of polar bears
- Custom polar rover vehicles
- Chartered flight to Churchill



Day 1: Arrive Winnipeg, Manitoba

Day 2-5: Charter flight to Churchill. Polar bear viewings, including a nighttime tundra journey. Presentations on wildlife, local culture. Possibility of viewing northern lights

Day 6: Explore Churchill. Flight to Winnipeg

Day 7: Flight home

SECLUDED BOTSWANA SAFARI

- Max 7 guests
- Private reserves
- Camps intimately close to wildlife
- Charter flights



Day 1-2: Arrive Livingstone, Zambia. Visit Victoria Falls

Day 3-5: Cruise Chobe River to view elephant herds. Flight to Linyanti private reserve. Game drives, walks

Day 6-8: Flight to Santawani private reserve, Okavango Delta. Game drives

Day 9-10: Flight to Pelo Camp. Explore Okavango wildlife by canoe

Day 11-12: Transfer to camp by Moremi Game Reserve. Game drives

Day 13: Flight to Maun and onwards

WORLD WILDLIFE FUND

STRONG STRATEGIC PARTNER

- Natural Habitat is the exclusive travel partner of World Wildlife Fund in the U.S.
    - Partnered in 2003
    - **Extended the agreement from December 2018 until December 2023** in connection with the Lindblad transaction
- World Wildlife Fund is one of the world's leading conservation organizations
    - Supported by more than **six million members** globally
    - **15 million** Facebook followers, **6 million** Twitter followers and **48 million** Youtube video views
    - Founded more than **50 years ago**
    - Works in **100 countries**
- In partnership with foundations, governments, businesses, communities and members, World Wildlife Fund aims to conserve some of the world's most ecologically important regions

DISCOVERING OUR PLANET TOGETHER




Lindblad Expeditions
natural habitat
ADVENTURES